Exhibit 21.1

COOPER CAMERON CORPORATION — SUBSIDIARIES & JOINT VENTURES
(As of February 22, 2005)

	% Owned		State/Country of
	By	% Owned	Incorporation or
Cooper Cameron Corporation (Delaware) Parent	Subsidiary	By CCC	Organization
AOP Industries Inc.		100%	Oklahoma, USA
Cooper Cameron Valves TBV Techno Inc.		100%	Delaware, USA
Cameron Algerie (1 share owned by CCPEG)		100%	Algeria
Cameron Al Rushaid Ltd.		50%	Saudi Arabia
Cameron Argentina S.A.I.C. (122,700 shares owned by CCPEG)	Less than 1%	100%	Argentina
Cameron Gabon, S.A. (1 share owned by Chairman)		100%	Gabon
Cameron GmbH		100%	Germany
Cameron Services Middle East LLC (Joint Venture)		24%	Oman
Cameron Venezolana, S.A.		100%	Venezuela
- Cameron Remanufacturas, C.A.	100%		Venezuela
- Camercay, Ltd.	100%		Grand Cayman
Cameron Angola (1 share owned by CCPEG)		100%	Angola
Compression Services Company		100%	Ohio, USA
Cooper Cameron Foreign Sales Company Ltd.		100%	Barbados
Cooper Cameron International Holding Corp.		100%	Nevada, USA
- Cooper Cameron Holding (Cayman) Limited		100%	Grand Cayman
- - Cameron Australasia Pty. Ltd.	100%		Australia
- - - Cooper Cameron Valves Australia Pty. Ltd.	100%		Australia
- - Cooper Cameron Campex Limited	80.1%		Grand Cayman
- - - Cooper Cameron China Co. Ltd. (10-12-2004)	100%		China
- - Cooper Cameron do Brasil Ltda. (1 share owned by CC (Lux) SARL)	100%		Brazil
- - Cooper Cameron (Trinidad) Limited	100%		Trinidad and Tobago
- - Cooper Cameron (Gibraltar) Limited	100%		Gibraltar
- - Cooper Cameron Holding (Luxembourg) SARL	100%		Luxembourg
- - - Cooper Cameron (Luxembourg) SARL	100%		Luxembourg
- - - - Cooper Cameron Valves Italy Srl.	100%		Italy
- - - - Cameron Ireland Limited	100%		Ireland
- - - - Cooper Cameron Holding (Dutch) B.V.	100%		Netherlands
- - - - - Cooper Cameron Netherlands B.V. (11-2004)	100%		Netherlands
- - - - - - CCC Euro Automation Center BV	100%		Netherlands
- - - - - - Sterom S.A.	100%		Romania
- - - - Cooper Cameron Canada Corporation	100%		Canada/Nova Scotia
- - - - - Ed’s Wellhead Supply (1999) Ltd.	100%		Canada
- - - - - Cooper Cameron Holding (U.K.) Limited	100%		United Kingdom
- - - - - Cameron France, S.A.S.	100%		France
- - - - - Cooper Cameron (U.K.) Limited	100%		United Kingdom
- - - - - - Cooper Cameron (U.K.) Investments Limited	100%		United Kingdom
- - - - - - - Flow Llink Systems Private Ltd.	100%		India
- - - - - - - Nutron Manufacturers (India) Private Limited	100%		India
- - - - - - - Flow Control-Tati Production Sdn. Bhd.	100%		Malaysia
- - - - - - - Nutron Flow Control Sdn. Bhd.	100%		Malaysia
- - - - - Cameron Offshore Engineering Limited	100%		United Kingdom
- - - - - Cooper Cameron Pensions Limited	100%		United Kingdom
- - - - - Cameron Integrated Services Limited	100%		United Kingdom
- - - - - Sherkate Mohandesi Hafar Chah Jonoob	80%		Iran
- - - - Cooper Cameron Holding B.V.	100%		Netherlands

	% Owned		State/Country of
	By	% Owned	Incorporation or
Cooper Cameron Corporation (Delaware) Parent	Subsidiary	By CCC	Organization
- - - - - Cooper Energy Services B.V.	100%		Netherlands
- - - - - Cameron B.V.	100%		Netherlands
- - - - - Cooper Cameron Holding (Norway) AS	100%		Norway
- - - - - - Cameron Norge AS	100%		Norway
- Cooper Cameron (Singapore) Pte. Ltd.	100%		Singapore
- - Riyan Cameron (B) Sendirian Berhad	100%		Brunei
Cooper Cameron (Holding) Corp.		100%	Nevada, USA
- Cooper — Texgas Ltd. (1 share owned by Compression Services Co.)	50%		Colombia
Cooper Cameron International Holding Corp.		100%	Nevada, USA
Sequel Holding, Inc.		100%	Delaware, USA
Petreco International Inc. (partially owned by Sequel Holding, Inc.)		100%	Delaware, USA
- Petreco-KCC Holding, Inc.	100%		Delaware, USA
- - Petreco-KCC Limited	100%		United Kingdom
- KCC Process Equipment, Inc.	100%		Texas, USA
- Petreco International Limited	100%		United Kingdom
- - KCC Group Limited	100%		United Kingdom
- - - KCC Process Equipment (International) Limited	100%		United Arab Emirates
- - - KCC Process Equipment Limited	100%		United Kingdom
- - - - RJB Engineering (UK) Limited	100%		United Kingdom
- - - KCC Resources (Jersey) Limited	100%		Jersey
- Petreco Canada Inc.	100%		Alberta, Canada
Cooper Cameron Corporation Nigeria Limited		60%	Nigeria
Cooper Cameron S.R.L.		100%	Italy
Cooper Energy Services de Venezuela, S.A.		100%	Venezuela
Cooper Energy Services International, Inc.		100%	Ohio, USA
- Canada Tiefbohrgeräte und Maschinenfabrik GmbH	100%		Austria
Cooper Cameron de Mexico S.A. de C.V. (1 share owned by CCPEG)		100%	Mexico
Cooper Cameron Petroleum Equipment Group, Inc. (CCPEG)		100%	Delaware, USA
Cooper Turbocompressor, Inc.		100%	Delaware, USA
Lyulka-Cooper (Russian Federation Joint Venture)	50%	50%	Russia
Wellhead Services, Inc.		100%	Nevada, USA
- Cooper Cameron (Malaysia) Sdn Bhd**	49%		Malaysia
- - Cooper Cameron Valves Singapore Pte. Ltd.	100%		Singapore
- - - Cooper Cameron Corporation Sdn Bhd	100%		Malaysia
- - - Cooper Cameron Valves Malaysia Sdn. Bhd.	100%		Malaysia

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